Exhibit 99.1

Latch, Inc. (DOOR) Reports Second Quarter 2026 Financial Results

Software Revenue Grows 17% Year-over-Year, Net Loss Narrows 12%, and Quarterly Cash Usage Improves

St. Louis, Mo. – August 10, 2026 -- Latch, Inc., which operates as DOOR, the Building Intelligence company (“DOOR” or the “Company”), today reported financial and operating results for the three and six months ended June 30, 2026. The Company’s shares currently trade on the OTC Markets under the symbol, “LTCH,” and the Company's corporate name and ticker updates are expected at a later date.

Second Quarter 2026 Highlights (Three Months Ended June 30, 2026)

●	Software revenue increased by 16.8% year-over-year to $6.1 million, driven by continued subscription growth on the DOOR platform.
●	Total revenue was $15.6 million, essentially flat sequentially with the first quarter of 2026 but down 18.1% year-over-year, primarily reflecting a lower volume of hardware shipments and professional services installation activity against an elevated prior-year second quarter.
●	Operating expenses decreased by 5.7% year-over-year to $14.9 million, reflecting disciplined expense management.
●	Net loss narrowed by 12.1% year-over-year to $(6.9) million.
●	Adjusted EBITDA loss (non-GAAP) narrowed by 37.5% year-over-year to $(3.6) million.

"We are running a fundamentally different company than we were a year ago, and this quarter reflects meaningful progress in that transformation," said David Lillis, Chief Executive Officer of DOOR. "Software revenue grew 17% year over year, we narrowed our net loss, and reduced cash usage by more than 60% compared with the first quarter of 2026. Earlier this week, we announced actions expected to reduce annualized operating costs by $10 million to $12 million, which should accelerate our path to profitability and cash flow breakeven."

"AI is central to how we expect to achieve these improvements," Lillis continued. "By embedding AI across software development, customer support, and our internal operations, we have built a leaner, more efficient organization that is expected to continue delivering innovative products for our customers. The launch of DOOR Scout marks the first of several AI-enabled products planned for our Building Intelligence platform, and we expect several additional releases in the months ahead. We also reached a settlement in principle with the SEC Staff, representing an important milestone toward resolving legacy matters. This allows us to focus on executing our Building Intelligence strategy, continue innovating, expanding customer adoption, and creating long-term value for our stockholders."

Business Highlights

SEC Investigation Settlement - The Company reached a settlement in principle with the Securities and Exchange Commission (the “SEC”) Staff related to the previously disclosed investigation. Subject to Commission approval, the proposed settlement includes a $1.0 million civil monetary penalty payable in quarterly installments, representing a significant milestone toward resolving this legacy matter.

Restructuring Plan - Subsequent to quarter end, the Company announced a restructuring plan designed to accelerate profitability and strengthen its focus on Building Intelligence. The plan is expected to reduce annualized operating costs by approximately $10 million to $12 million through a workforce reduction and the planned exit of the DOOR Property Management business, enabling the Company to concentrate resources on its core Building Intelligence platform, AI-enabled software capabilities, and continued product innovation.

AI Innovation – Continued integration of AI across software development, customer support, and internal operations to improve productivity, accelerate innovation, and support a more efficient and scalable operating model. The Company also continued expanding AI-enabled capabilities within its Building Intelligence platform, representing an important step in executing its strategy to deliver intelligent, connected solutions that modernize multifamily operations.

Building Intelligence – DOOR's strategy is to transform building operations through AI, automation, and an open platform that reduces the day-to-day burden on onsite teams, enabling management by exception and positioning DOOR as the operational layer for connected multifamily buildings.

DOOR Scout – Launched a connected edge AI device that combines remote lock management with environmental sensing in one device, replacing a stack of multiple single-purpose hardware devices while enabling proactive building intelligence.

OpenDOOR – Introduced a developer platform that provides partners, property technology vendors, and customers with access to DOOR's access management, IoT, and building data, expanding the building technology ecosystem and enabling future AI-driven automation.

Key Business Metrics

The Company's key business metrics are as follows for the periods presented (unaudited, in thousands):

	Three Months Ended June 30,
	2026	2025	$ Change	% Change
GAAP(1) Measures:
Software revenue	$6,124	$5,244	$880	16.8%
Total revenue	$15,615	$19,055	$(3,440)	(18.1)%
Net loss	$(6,900)	$(7,849)	$949	(12.1)%
Non-GAAP Measure:
Adjusted EBITDA(2)	$(3,558)	$(5,689)	$2,131	(37.5)%

(1)	Generally accepted accounting principles in the United States of America.
(2)	Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for the definition, limitations, and reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure.

Second Quarter 2026 Results Summary

DOOR’s second quarter of 2026 delivered total revenue of $15.6 million, essentially flat with the first quarter of 2026 but down 18.1% from $19.1 million in the second quarter of 2025. The year-over-year decline was driven primarily by a lower volume of hardware shipments and professional services installation activity, reflecting the elevated level of hardware shipments and related installation activity in the second quarter of 2025 that did not recur in subsequent periods. Software revenue increased 16.8% to $6.1 million, reflecting continued subscription growth from expanding adoption of the Company’s platform solutions, and representing a larger share of total revenue than in the prior-year period. Hardware revenue was $3.4 million and professional services revenue was $6.0 million. The continued shift in revenue mix toward recurring software supported the Company’s margin objectives.

The Company continued to improve operating efficiency during the quarter. Gross profit was $7.7 million and gross margin expanded to 49.0% from 43.0% in the second quarter of 2025, driven by a more favorable revenue mix and improved professional services margins, even as results absorbed a $0.9 million inventory impairment related to slow moving products recorded in hardware cost of revenue. The inventory impairment reduced hardware gross margin by approximately 25% to approximately 3%. Excluding the impairment charge, hardware gross margin would have been approximately 28%, compared to 30% in the second quarter of 2025, and total gross margin would have been approximately 54.8%. Operating expenses declined 5.7% to $14.9 million as DOOR continued to streamline its cost structure. As a result, net loss narrowed 12.1% year-over-year to $(6.9) million, while Adjusted EBITDA loss narrowed 37.5% to $(3.6) million.

Second Quarter 2026 Cash and Liquidity Update

As of June 30, 2026, the Company had $26.1 million of cash, restricted cash, and available-for-sale securities, consisting of $19.1 million of cash and cash equivalents, $5.2 million of restricted cash, and $1.8 million of available-for-sale securities. Net cash used by the Company improved to $2.4 million during the second quarter of 2026, compared with $6.1 million during the first quarter of 2026, reflecting continued progress in reducing cash expenditures and improving the efficiency of the Company's operating model.

Additional Information Available on Our Website

The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company's Quarterly Report on Form 10-Q for the three months ended June 30, 2026, which will be posted on the “Financials and SEC Filings” section of the Company's investor relations website at DOOR.com, when it is filed with the SEC. Information contained on, or accessible through, the Company's website is not incorporated by reference into this press release.

Information Regarding Key Business Metrics

DOOR reviews the key business metrics and other measures presented in this release to measure its performance, identify trends affecting its business, formulate business plans, and make strategic decisions that may impact the future operating results of the Company. For definitions and discussions of key business metrics, see the Company's most recent Annual Report on Form 10-K.

Increases or decreases in the Company’s key business metrics and other measures may not correspond with increases or decreases in its revenue. The limitations these measures have as analytical tools include: (1) they are not necessarily indicative of the Company’s future financial results and (2) other companies, including companies in DOOR’s industry, may calculate key business metrics or similarly titled measures differently, which reduces their usefulness as comparative measures.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we have presented in this press release Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.

We define Adjusted EBITDA as our net loss, excluding the impact of the following items, if applicable: (i) depreciation and amortization expense, (ii) net interest income or expense, (iii) provision for income taxes, (iv) change in fair value of warrant liability, trading securities, or derivative instruments, (v) restructuring costs, (vi) transaction-related costs, (vii) impairment of assets, (viii) non-ordinary course legal fees and settlement reserves, (ix) stock-based compensation expense and (x) gain or loss on extinguishment of debt. The most directly comparable GAAP measure is net loss. We believe excluding the impact of these items in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance. We monitor, and have presented in this press release, Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets, and to develop operational goals for managing our business. We believe Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we include in net loss. Accordingly, we believe Adjusted EBITDA provides useful information to investors, analysts, and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance.

Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net loss, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, the expenses and other items that we exclude in our calculations of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. The following table reconciles Adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(6,900)	$(7,849)	$(12,838)	$(19,099)
Depreciation and amortization	1,021	1,320	2,028	2,842
Interest expense, net(1)	306	281	629	534
Loss on extinguishment of debt	120	—	120	—
Change in fair value of warrant liability	(14)	32	23	69
Restructuring costs	—	(30)	—	(88)
Loss on derecognition of intangible assets	251	—	251	—
Non-ordinary course legal fees and settlement reserves(2)	1,141	607	1,614	2,586
Stock-based compensation expense	517	(50)	671	201
Adjusted EBITDA	$(3,558)	$(5,689)	$(7,502)	$(12,955)

(1)

As a result of significant discounts provided to our customers on certain long-term software contracts paid in advance, we determined that there is a significant financing component related to the time value of money and have therefore broken out the interest component and recorded it as a discount in interest expense, net on the accompanying Condensed Consolidated Statements of Operations and Comprehensive Loss. Interest (income) expense, net includes interest expense associated with the significant financing component of $0.4 million and $0.9 million for the three and six months ended June 30, 2026, respectively, and $0.6 million and $1.4 million for the three and six months ended June 30, 2025, respectively.

(2)

The amounts primarily represent legal fees related to stockholder lawsuits and the SEC’s ongoing investigation into issues related to our key performance indicators and revenue recognition practices (the “SEC Investigation”). While we are involved in various litigation and legal disputes in the ordinary course of our business, we believe the non-ordinary course legal fees and settlement reserves included in our calculation of Adjusted EBITDA do not represent normal operating expenses. These costs are included within general and administrative on the accompanying Condensed Consolidated Statements of Operations and Comprehensive Loss.

About DOOR

DOOR is a Building Intelligence company redefining how buildings operate. By combining hardware, intuitive software, and automated services into one streamlined system, DOOR helps properties think ahead, reduce overhead, and quietly improve life inside. Headquartered in St. Louis, Missouri, DOOR supports owners, operators, and residents across residential portfolios and purpose-built communities.

Visit www.door.com for more information.

Media Contact:
press@door.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "would," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the Company’s cash expenditures, cash flows, revenues, and other financial or operational results, the Company’s business plans, the Company’s name and branding, the Company’s application for its securities to trade on any particular market or national securities exchange or under any particular stock ticker, the results of our ongoing business transformation, the impacts on our business of our recent restructuring and workforce reduction actions, the use of artificial intelligence by the Company and its anticipated benefits, our ability to continue launching new products and consumer demand for those products, and regulatory disputes and investigations, including any potential settlement with the Securities and Exchange Commission. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including: the Company's ability to implement its business plans and achieve revenue forecasts; changes in the Company’s plans; unexpected delays, difficulties, or expenditures; and other factors outside of the Company’s control. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of the Company's most recent Annual Report on Form 10-K, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.

###

Latch, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except share amounts)

	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$19,056	$34,620
Available-for-sale securities	1,794	—
Accounts receivable, net	7,778	7,960
Inventories, net current	12,099	15,258
Prepaid expenses and other current assets	7,096	7,098
Total current assets	47,823	64,936
Property and equipment, net	775	835
Internally-developed software, net	8,121	8,382
Inventories, net non-current	11,623	12,080
Goodwill	13,605	13,605
Intangible assets, net	1,875	2,297
Other non-current assets	9,625	4,667
Total assets	$93,447	$106,802
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,659	$4,447
Current portion of long-term debt	—	1,314
Accrued expenses	10,621	10,458
Deferred revenue, current	11,275	11,237
Other current liabilities	851	790
Total current liabilities	28,406	28,246
Deferred revenue, non-current	12,898	15,138
Long-term debt	4,361	3,330
Other non-current liabilities	2,012	2,077
Total liabilities	47,677	48,791
Commitments and contingencies (see Note 14)
Stockholders’ equity
Common stock - $0.0001 par value, 1,000,000,000 shares authorized; 164,860,955 and 163,519,801 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively⁽¹⁾	19	19
Treasury stock	(1)	(1)
Additional paid-in capital	770,980	770,423
Accumulated other comprehensive income	79	39
Accumulated deficit	(725,307)	(712,469)
Total stockholders’ equity	45,770	58,011
Total liabilities and stockholders’ equity	$93,447	$106,802

(1)	On June 4, 2026, the 738,000 shares subject to vesting requirements held by TS Innovation Acquisitions Sponsor, L.L.C. (the “Sponsor”) related to the 2021 business combination (the “Sponsor Shares”) were forfeited and cancelled pursuant to the Sponsor Agreement dated January 24, 2021. Accordingly, such shares are no longer outstanding as of June 30, 2026. Shares issued and outstanding as of December 31, 2025 exclude the unvested Sponsor Shares held by the Sponsor.

Addendum to Latch, Inc. Second Quarter 2026 Earnings Release

Latch, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss (unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
Hardware	$3,444	$5,916	$7,801	$9,953
Software	6,124	5,244	12,267	10,403
Professional services	6,047	7,895	11,249	14,473
Total revenue	15,615	19,055	31,317	34,829
Cost of revenue⁽¹⁾
Hardware	3,340	4,150	6,558	7,453
Software	600	503	1,131	1,054
Professional services	4,016	6,206	7,750	10,647
Total cost of revenue	7,956	10,859	15,439	19,154
Operating expenses
Research and development	4,057	4,454	7,850	10,087
Sales and marketing	3,806	4,150	8,078	7,727
General and administrative	5,989	5,856	10,680	13,627
Depreciation and amortization	1,021	1,320	2,028	2,842
Total operating expenses	14,873	15,780	28,636	34,283
Loss from operations	(7,214)	(7,584)	(12,758)	(18,608)
Other expense, net
Loss on extinguishment of debt	(120)	—	(120)	—
Interest expense, net	(306)	(281)	(629)	(534)
Realized gain on equity investment	765	—	765	—
Change in fair value of warrant liability	14	(32)	(23)	(69)
Other (expense) income, net	(39)	48	(73)	112
Total other income (expense), net	314	(265)	(80)	(491)
Loss before income taxes	(6,900)	(7,849)	(12,838)	(19,099)
Provision for income taxes	—	—	—	—
Net loss	$(6,900)	$(7,849)	$(12,838)	$(19,099)
Other comprehensive income (loss)
Unrealized loss on available-for-sale securities	(1)	(2)	(4)	(16)
Foreign currency translation adjustment	11	(15)	44	(11)
Comprehensive loss	$(6,890)	$(7,866)	$(12,798)	$(19,126)
Net loss per common share:
Basic and diluted net loss per common share	$(0.04)	$(0.05)	$(0.08)	$(0.12)
Weighted average shares outstanding:
Basic and diluted	161,191,157	160,416,365	160,949,018	160,344,652

(1)	Exclusive of depreciation and amortization shown in operating expenses.

Addendum to Latch, Inc. Second Quarter 2026 Earnings Release

Latch, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Six Months Ended June 30,
	2026	2025
Operating activities
Net loss	$(12,838)	$(19,099)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	2,028	2,842
Non-cash interest income	(1)	(118)
Extinguishment of debt	120	—
Change in fair value of warrant liability	23	69
Realized gain on equity investment	(765)	—
Unrealized income on marketable securities	(4)	(12)
Loss on derecognition of intangible assets	251	—
Provision for expected credit losses, net of recoveries	110	56
Provision for expected credit losses on contract assets	(9)	(8)
Stock-based compensation expense	671	201
Changes in assets and liabilities
Accounts receivable	72	(1,760)
Inventories, net	3,616	(1,351)
Prepaid expenses and other current assets	(934)	17,248
Other non-current assets	111	700
Accounts payable	1,207	490
Accrued expenses	175	(18,085)
Deferred revenue	(2,202)	(3,899)
Other current liabilities	61	(463)
Other non-current liabilities	(88)	(55)
Net cash used in operating activities	(8,396)	(23,244)
Investing activities
Purchase of available-for-sale securities	(2,357)	(6,656)
Proceeds from sales and maturities of available-for-sale securities	577	8,307
Proceeds from sale of investment in private company	1,719	—
Purchase of property and equipment	(6)	(77)
Capitalized internally-developed software	(1,528)	(1,098)
Net cash (used in) provided by investing activities	(1,595)	476
Financing activities
Repayment of term loan	(4,777)	(556)
Proceeds from revolving credit facility	4,361	—
Tax withholdings on settlement of equity awards	(116)	—
Net cash used in financing activities	(532)	(556)
Effect of exchange rate on cash	227	(152)
Net change in cash, cash equivalents and restricted cash	(10,296)	(23,476)
Cash, cash equivalents and restricted cash
Beginning of period	34,620	70,203
End of period	$24,324	$46,727
Supplemental disclosure of non-cash investing and financing activities
Capitalization of stock-based compensation to internally developed software	$2	$—

Addendum to Latch, Inc. Second Quarter 2026 Earnings Release